Exhibit 23.1


                 INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Fleming Companies, Inc. on Form S-8 of our report dated February 18, 1999 appearing in the Annual Report on Form 10-K of Fleming Companies, Inc. and subsidiaries for the year ended December 26, 1998.



DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
June 11, 1999